UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE FIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Online

Go to www.investorvote.com/FBMS or scan the
QR code — login details are located in the
shaded bar below.

Votes submitted electronically must be received
by May 27, 2020 at 10:59 P.M., local time.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for The First Bancshares, Inc. Shareholder Meeting to be Held on May 28, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 Proxy Statement and Annual Report to shareholders are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:    Go to www.investorvote.com/FBMS.

Step 2:    Click on the icon on the right to view meeting materials.

Step 3:    Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 18, 2020 to facilitate timely delivery.

2 N O T
038NPA

Shareholder Meeting Notice

The First Bancshares, Inc’s Annual Meeting of Shareholders will be held on May 28, 2020 at The University of Southern Mississippi, Scianna Hall, 118 College Drive, Hattiesburg, MS 39406, at 11:30 a.m. Central Time Or, to be held virtually at the same time in the event it becomes necessary to do so.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4:

1.	Election of Directors:

01 - Rodney D, Bennett, Ed.D.

02 - Ted E. Parker

03 - J. Douglas Seidenburg

04 - Renee Moore

2.	Proposal to approve the amendment of The First Bancshares, Inc. 2007 Stock Incentive Plan.
3.	Advisory Vote on the Compensation of our Named Executive Officers
4.	Proposal to ratify the appointment of Crowe, LLP as the Independent Registered Public Accounting Firm of the Company

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

While we currently intend to hold the annual meeting in person, we are actively monitoring the coronavirus concerns and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we determine to switch to a remote format for the annual meeting, our shareholders will have the ability to fully participate in the meeting and ask questions. Please monitor our annual meeting website at www.edocumentview.com/FBMS for updated information. If you are planning to attend the annual meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–	Internet – Go to www.investorvote.com/FBMS.
–	Phone – Call us free of charge at 1-866-641-4276.
–

Email – Send an email to investorvote@computershare.com with “Proxy Materials The First Bancshares, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 18, 2020.